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Exhibit 5.4

DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244

Nexen Inc. 801-7th Avenue S.W. Calgary, AB T2P 3P7	June 15, 2011

Re:	Registration Statement on Form F-10 (the "Registration Statement") of Nexen Inc. (the "Corporation") filed with the United States Securities and Exchange Commission on June 15, 2011

Gentlemen:

        We hereby consent to the use of and reference to the name DeGolyer and MacNaughton under the heading "Experts" in the above-referenced Registration Statement and the inclusion of information derived from our Report of Third Party dated January 21, 2011, evaluating the Corporation's reserves as of December 31, 2010, as described in the Annual Information Form of the Corporation dated February 24, 2011, in the Registration Statement.

Very truly yours,
/s/ DEGOLYER AND MACNAUGHTON DeGOLYER and MacNAUGHTON Texas Registered Engineering Firm F-716

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  Exhibit 5.4
DeGolyer and MacNaughton 5001 Spring Valley Road Suite 800 East Dallas, Texas 75244